   As filed with the Securities and Exchange Commission on March 8, 2000
                                                  Registration No. 333-95201
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            ----------------------

                       YouthStream Media Networks, Inc.
            (Exact name of registrant as specified in its charter)

      Delaware                                            13-4082185
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                529 Fifth Avenue
                            New York, New York 10017
                   (Address of principal executive offices)
                                   (Zip Code)

          YouthStream Media Networks, Inc. 2000 Stock Incentive Plan
                            (Full title of the Plan)

                                 Harlan D. Peltz
                        YouthStream Media Networks, Inc.
                                529 Fifth Avenue
                            New York, New York 10017

                                 (212) 622-7300

          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                      ---------------------------------

                         CALCULATION OF REGISTRATION FEE

 ========================================================================

  Title Of Securities     Amount     Proposed     Proposed    Amount Of
   To Be Registered       To Be       Maximum     Maximum    Registration
                        Registered   Offering    Aggregate     Fee (2)
                           (1)       Price Per    Offering
                                     Share (2)   Price (2)
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------

 Common Stock, par      5,000,000     $18.38     $91,900.000    $24,262
 value $.01 per share     shares
 ========================================================================

(1) The maximum number of shares that may be issued pursuant to the YouthStream Media Networks, Inc. 2000 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's common stock, par value $.01 per share (the "Common Stock"), reported on the Nasdaq National Market on March 2, 2000.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by YouthStream Media Networks, Inc., a Delaware corporation (the "Company" or the "Registant"), are incorporated herein by reference:

(1) Network Event Theater, Inc.'s proxy statement/prospectus contained in the Company's registration statement on Form S-4, as filed with the Commission on January 21, 2000.

(2) The description of the Company's common stock, par value $.01 per share, contained in the Company's Current Report on Form 8-K as filed with the Commission on March 2, 2000.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interest of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company also has purchased and maintains insurance for its officers, directors, employees or agents against liabilities that an officer, a director, an employee or an agent may incur in his or her capacity as such.

Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8.  Exhibits.

      4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-4, Registration No. 333-95201, filed on January 21, 2000).

      4.2*  Bylaws of the Company.

      4.3 YouthStream Media Networks, Inc. 2000 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.28 to NET's Form 10-KSB for the fiscal year ended June 30, 1999).

      5.1*  Opinion of Proskauer Rose LLP re:  legality of securities.

      23.1* Consent of Ernst & Young LLP.

      23.2* Consent of Ernst & Young LLP.

      23.3* Consent of PricewaterhouseCoopers LLP.

      23.4* Consent to PricewaterhouseCoopers LLP.

      23.5* Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1* Powers of Attorney (included on signature page).
---------------------------
*    Filed herewith.

Item 9.  Undertakings.

      The undersigned Registrant hereby undertakes that it will:

            File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

            For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 8, 2000.

                                    YouthStream Media Networks, Inc.


                                    By:/s/ Harlan D. Peltz
                                       ------------------------------
                                       Harlan D. Peltz
                                       Chairman of the Board and
                                       Chief Executive Officer

                        SIGNATURES AND POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below hereby constitutes and appoints Harlan D. Peltz and Bruce L. Resnik or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities (until revoked in writing), any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                              Title                                   Date



/s/ Harlan D. Peltz
-------------------                     Chairman of the Board and               March 8, 2000
Harlan D. Peltz                         Chief Executive Officer
                                        (principal executive officer)


/s/ Benjamin Bassi
--------------------------              President and Director                  March 8, 2000
Benjamin Bassi


/s/ Bruce L. Resnik
---------------------------             Executive Vice President,               March 8, 2000
Bruce L. Resnik                         Chief Financial Officer
                                        and Secretary (principal
                                        financial and accounting
                                        officer)


/s/ Howard Klein
---------------------------             Director                                March 8, 2000
Howard Klein

/s/ Metin Negrin
--------------------------              Director                                March 8, 2000
Metin Negrin

/s/ George Lindemann
---------------------------             Director                                March 8, 2000
George Lindemann

                                  EXHIBIT INDEX

      4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 10.26 to the Company's Registration Statement on Form S-4, Registration No. 333-95201, filed on January 21, 2000).

      4.2*  Bylaws of the Company.

      4.3 YouthStream Media Networks, Inc. 2000 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.28 to NET's Form 10-KSB for the fiscal year ended June 30, 1999).

      5.1*  Opinion of Proskauer Rose LLP re:  legality of securities.

      23.1* Consent of Ernst & Young LLP.

      23.2* Consent of Ernst & Young LLP.

      23.3* Consent of PricewaterhouseCoopers LLP.

      23.4* Consent to PricewaterhouseCoopers LLP.

      23.5* Consent of Proskauer Rose LLP (included in Exhibit 5.1).

      24.1* Powers of Attorney (included on signature page).
---------------------------
*    Filed herewith.